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                                                                    EXHIBIT j(1)

                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP
                                 ---------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Balanced Fund, AIM European Small Company Fund, AIM Global Utilities Fund, AIM International Emerging Growth Fund, AIM New Technology Fund, AIM Select Growth Fund, AIM Small Cap Equity Fund, AIM Value Fund, AIM Value II Fund and AIM Worldwide Spectrum Fund, which is included in Post-Effective Amendment No. 83 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 83 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.




                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                    --------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 28, 2001